                                                                    Exhibit 99.2


      Report on Applying Agreed-Upon Procedures of Independent Accountants

National City Bank
Cleveland, Ohio

The Bank of New York
New York, New York

We have performed the procedures enumerated below, which were agreed to by the managements of National City Bank ("National City") and The Bank of New York, solely to assist you in evaluating the servicing of certain credit card receivables during the period August 24, 2000, through December 31, 2000, for compliance with the terms and conditions set forth in the Pooling and Servicing Agreement dated June 1, 1995, as amended by the Amended and Restated Pooling and Servicing Agreement (the "Agreement") dated July 1, 2000, as supplemented by the Series 2000-1 Supplement (the "Supplement") dated August 24, 2000, for the National City Credit Card Master Trust (the "Trust") among National City, as Seller and Servicer (the "Servicer"), and The Bank of New York, as Trustee. This agreed-upon procedures engagement was performed in accordance with the attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

We performed the following agreed-upon procedures (unless otherwise indicated, the capitalized terms have the meanings set forth in the Agreement) with respect to the amounts reported in the Monthly Certificateholders' Statements (as amended, if applicable) filed during the period from August 24, 2000, through December 31, 2000, noting agreement:

A.   1.   For the Class A monthly distribution in respect of Class A Monthly
          Principal, per $1,000 of Original Certificate Principal Amount, we divided the Class A Monthly Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     2. For the Class B monthly distribution in respect of Class B Monthly Principal, per $1,000 of Original Certificate Principal Amount, we divided the Class B Monthly Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     3. For each monthly distribution in respect of Collateral Monthly Principal, per $1,000 of Original Certificate Principal Amount, we divided the Collateral Monthly Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     4. For the Class A monthly distribution in respect of Class A Monthly Interest, per $1,000 of Original Certificate Principal Amount, we divided the Class A Monthly

          Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     5. For the Class A monthly distribution in respect of Class A Additional Interest, per $1,000 of Original Certificate Principal Amount, we divided the Class A Additional Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     6. For the Class B monthly distribution in respect of Class B Monthly Interest, per $1,000 of Original Certificate Principal Amount, we divided the Class B Monthly Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     7. For the Class B monthly distribution in respect of Class B Additional Interest, per $1,000 of Original Certificate Principal Amount, we divided the Class B Additional Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     8. For the Collateral monthly distribution in respect of Collateral Monthly Interest, per $1,000 of Original Certificate Principal Amount, we divided the Collateral Monthly Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

     9. For the Collateral monthly distribution in respect of Collateral Additional Interest, per $1,000 of Original Certificate Principal Amount, we divided the Collateral Additional Principal Distribution by the Invested Amount as of the close of business on the last day of the preceding Monthly Period and then multiplied by $1,000.

B.   1.   (a)  Multiplied the Floating Allocation Percentage with respect to the
               Monthly Period by the principal collections obtained from the system reports with respect to the Monthly Period.

          (b) Multiplied the Floating Allocation Percentage with respect to the Monthly Period by the Class A Floating Percentage with respect to the Monthly Period, and multiplied by the Trust Investor Default amount obtained from the system reports for defaulted amounts with respect to the Monthly Period.

          (c) Multiplied the Floating Allocation Percentage with respect to the Monthly Period by the Class B Floating Percentage with respect to the Monthly Period, and multiplied by the Trust Investor Default amount obtained from the system reports for defaulted amounts with respect to the Monthly Period.

          (d) Multiplied the Floating Allocation Percentage with respect to the Monthly Period by the Collateral Floating Percentage with respect to the Monthly

               Period, and multiplied by the Trust Investor Default amount obtained from the system reports for defaulted amounts with respect to the Monthly Period.

     2. (a) Traced the end of period principal receivables in the Trust to the system reports with respect to the Monthly Period.

          (b)  Summed items B.2(d), B.2(f) and B.2(h) below.

          (c)  Summed items B.2(e), B.2(g) and B.2(i) below.

          (d) Multiplied Trust Principal Receivables in B.2(a) above times B.2(n) below and then by item B.2(o) below.

          (e) Multiplied Trust Principal Receivables in B.2(a) above times B.2(j) below and then by item B.2(k) below.

          (f) Multiplied Trust Principal Receivables in B.2(a) above times B.2(n) below and then by item B.2(p) below.

          (g) Multiplied Trust Principal Receivables in B.2(a) above times B.2(j) below and then by item B.2(l) below.

          (h) Multiplied Trust Principal Receivables in B.2(a) above times B.2(n) below and then by item B.2(q) below.

          (i) Multiplied Trust Principal Receivables in B.2(a) above times B.2(j) below and then by item B.2(m) below.

          (j) Divided the Adjusted Investment Amount as of the last day of the preceding Monthly Period by the Trust Principal Receivable as of such day plus the principal amount on deposit in the Special Funding Account as of such day, with respect to the Monthly Period.

          (k) Divided the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period by the Adjusted Investment Amount as of such day with respect to the Monthly Period.

          (l) Divided the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period by the Adjusted Investment Amount as of such day with respect to the Monthly Period.

          (m) Divided the Collateral Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period by the Adjusted Investment Amount as of such day with respect to the Monthly Period.

          (n) Divided the Invested Amount as of the last day of the immediately preceding Monthly Period by the Trust Principal Receivable as of such day plus the principal amount on deposit in the Special Funding Account as of such day, with respect to the Monthly Period.

          (o) Divided the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period by the Invested Amount as of such day, with respect to the Monthly Period.

          (p) Divided the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period by the Invested Amount as of such day, with respect to the Monthly Period.

          (q) Divided the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period by the Invested Amount as of such day, with respect to the Monthly Period.

     3. (a) Traced the aggregate outstanding balances in the Accounts which were delinquent between 30 and 59 days as of the end of the day on the last day of the related Monthly Period to the system reports with respect to the Monthly Period. Calculated the percentage of total principal receivables by dividing the delinquent amount by B.2(a) above.

          (b) Traced the aggregate outstanding balances in the Accounts which were delinquent between 60 and 89 days as of the end of the day on the last day of the related Monthly Period to the system reports with respect to the Monthly Period. Calculated the percentage of total principal receivables by dividing the delinquent amount by B.2(a) above.

          (c) Traced the aggregate outstanding balances in the Accounts which were delinquent in excess of 89 days as of the end of the day on the last day of the related Monthly Period to the system reports with respect to the Monthly Period. Calculated the percentage of total principal receivables by dividing the delinquent amount by B.2(a) above.

               Summed the delinquent accounts in B.3(a), B.3(b), and B.3(c) above. Calculated the percentage of total principal receivables by dividing the delinquent amount by B.2(a) above.

     4. (a) Multiplied the Floating Allocation Percentage with respect to the Monthly Period by the Trust Investor Default amount obtained from the system reports for defaulted amounts with respect to the Monthly Period.

          (b) Multiplied the Class A Floating Percentage with respect to the Monthly Period by the result of B.4(a).

          (c) Multiplied Class B Floating Percentage with respect to the Monthly Period by the result of B.4(a).

          (d) Multiplied the Collateral Floating Percentage with respect to the Monthly Period by the result of B.4(a).

     5. (a) Compared the amount on B.4(b) to the sum of Reallocated Principal Collections with respect to such Monthly Period and the amount of Excess Spread and the Excess Finance Charge Collections allocable to Series 2000-1 with respect to such Monthly Period noting that B.4(b) did not exceed such amount. In such case, as specified in the Supplement Section 4.06(a), the Class A Investor Charge-offs are zero.

          (b) Divided the amount in B.5(a) above by the Class A original certificate principal amount and then multiplied by $1,000.

          (c) Compared the amount on B.4(c) to the amount of Excess Spread and the Excess Finance Charge Collections with respect to such Monthly Period noting that B.4(c) did not exceed such amount. In such case, as specified in the Supplement Section 4.06(b), the Class B Investor Charge-offs are zero.

          (d) Divided the amount in B.5(c) above by the Class B original certificate principal amount and then multiplied by $1,000.

          (e) Compared the amount on B.4(d) to the amount of Excess Spread and the Excess Finance Charge Collections with respect to such Monthly Period noting that B.4(d) did not exceed such amount. In such case, as specified in the Supplement Section 4.06(c), the Collateral Investor Charge-offs are zero.

          (f) Divided the amount in B.5(e) above by the Collateral original certificate principal amount and then multiplied by $1,000.

          (g) As determined in B.5(a) there have been no Class A Investor Charge-offs during the period. Therefore, Class A Investor Charge-offs to be reimbursed is zero.

          (h) Divided the amount in B.5(g) above by the Class A original certificate principal amount and then multiplied by $1,000.

          (i) As determined in B.5(c) there have been no Class B Investor Charge-offs during the period. Therefore, Class B Investor Charge-offs to be reimbursed is zero.

          (j) Divided the amount in B.5(i) above by the Class B original certificate principal amount and then multiplied by $1,000.

          (k) As determined in B.5(e) there have been no Collateral Investor Charge-offs during the period. Therefore, Collateral Investor Charge-offs to be reimbursed is zero.

          (l) Divided the amount in B.5(k) above by the Collateral original certificate principal amount and then multiplied by $1,000.

     6. (a) Multiplied the Class A Floating Percentage by one-twelfth of the excess of the product of the Servicing Fee Rate (2%) and the Servicing Base Amount for the related Monthly Period over the product of the Servicer Interchange Percentage (1%) and the Servicing Base Amount, except for September 2000 for which the amount was set forth in the Supplement. We agreed the September 2000 amount to the Supplement, Section 3.01.

          (b) Multiplied the Class B Floating Percentage by one-twelfth of the excess of the product of the Servicing Fee Rate (2%) and the Servicing Base Amount for the related Monthly Period over the product of the Servicer Interchange Percentage (1%) and the Servicing Base Amount, except for September 2000 for which the amount was set forth in the Supplement.We agreed the September 2000 amount to the Supplement, Section 3.01.

          (c) Multiplied the Collateral Floating Percentage by one-twelfth of the excess of the product of the Servicing Fee Rate (2%) and the Servicing Base Amount for the related Monthly Period over the product of the Servicer Interchange Percentage (1%) and the Servicing Base Amount, except for September 2000 for which the amount was set forth in the Supplement.We agreed the September 2000 amount to the Supplement, Section 3.01.

          (d) Calculated the Servicer Interchange amount as the lesser of the Floating Allocation Percentage of the Interchange deposited in the Collection Account during such Monthly Period, as traced to system reports, and the Servicer Interchange Percentage of the Servicing Base Amount, except for September 2000 for which the amount was set forth in the Supplement.We agreed such amount to the Supplement, Section 3.01.

     7. (a) As specified in the Supplement Section 4.08, Reallocated Principal collections only occur to the extent the Required Amount exceeds the Excess Spread and Excess Finance Charge Collections. The Required Amount only exists when Available Funds for the respective class of investors do not exceed the Monthly Interest and Servicing Fees, which we calculated and noted it did not occur. Since the Required Amount is zero, there are no Reallocated Principal Collections during the period.

          (b) As specified in the Supplement Section 4.08, Reallocated Principal collections only occur to the extent the Required Amount exceeds the Excess Spread and Excess Finance Charge Collections. The Required Amount only exists when Available Funds for the respective class of investors do not exceed the Monthly Interest and Servicing Fees, which we calculated and noted it did not occur. Since the Required Amount is zero, there are no Reallocated Principal Collections during the period.

          (c) Determined the amount was equal to the Collateral Initial Invested Amount minus the aggregate amount of principal payments made to the Collateral interest holders prior to such date minus the aggregate amount of Collateral Charge-offs for all prior Distribution Dates, minus the amount of Reallocated Collateral Principal Collections allocated on all prior Distribution Dates.

          (d) The Collateral Investment Amount calculated in B.7(c) above less the excess, of the Principal Funding Account Balance over the sum of the Class A Invested Amount and the Class B Invested Amount on such date of determination.

          (e) Determined the amount was equal to the Class B Initial Invested Amount minus the aggregate amount of principal payments made to the Class B Certificateholders prior to such date minus the aggregate amount of Class B Investor Charge-offs for all prior Distribution Dates, minus the amount of Reallocated Class B Principal Collections allocated on all prior Distribution Dates.

          (f) The Class B Investment Amount calculated in B.7 (e) above less the excess of the Principal Funding Account Balance over the Class B Invested Amount on such date of determination.

          (g) Determined the amount was equal to the Class A Initial Invested Amount minus the aggregate amount of principal payments made to the Class A Certificateholders prior to such date minus the aggregate amount of Class A Investor Charge-offs for all prior Distribution Dates over Class A Investor Charge-offs reimbursed prior to such date.

          (h) The Class A Investment Amount calculated in B.7 (g) above less the funds on deposit in the Principal Funding Account on such date of determination.

     8. (a) Multiplied the Finance Charges and Fees obtained from the system reports processed during the related Monthly Period by the Class A Floating Percentage and the Floating Allocation Percentage.

          (b) Multiplied the Finance Charges and Fees obtained from the system reports processed during the related Monthly Period by the Class B Floating Percentage and the Floating Allocation Percentage.

          (c) Multiplied the Finance Charges and Fees obtained from the system reports processed during the related Monthly Period by the Collateral Floating Percentage and the Floating Allocation Percentage.

     9. (a) Inquired of management of the Servicer as to the existence of a Principal Funding Account. Management indicated there was none.

          (b) As defined in Section 2.01 of the Supplement, there is no Accumulated Shortfall with respect to the related Monthly Period, until a Controlled Accumulation Period begins.

          (c) Inquired of management of the Servicer as to the existence of a Principal Funding Account. Management indicated there was none.

          (d) Inquired of management of the Servicer as to the existence of a Principal Funding Account. Management indicated there was none..

     10. (a) As defined in Section 2.01 of the Supplement, there is no Reserve Draw due to no Controlled Accumulation Period or Rapid Amortization Period with respect to the Monthly Period.

          (b) As defined in Section 2.01 of the Supplement, there is no Reserve Draw due to no Controlled Accumulation Period or Rapid Amortization Period with respect to the Monthly Period.

          (c) As defined in Section 2.01 of the Supplement, there is no Reserve Draw due to no Controlled Accumulation Period or Rapid Amortization Period with respect to the Monthly Period.

          (d) As defined in Section 2.01 of the Supplement, there is no Reserve Draw due to no Controlled Accumulation Period or Rapid Amortization Period with respect to the Monthly Period.

     11. (a) Multiplied the number of days in the Interest Period by the Class A Certificate Rate and by the outstanding principal amount of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period, then divided by 360. We agreed this amount to the product of Class A Floating Percentage and the amount on deposit in the Collection Account with respect to the Monthly Period.

          (b) Multiplied the number of days in the Interest Period by the Class B Certificate Rate and by the outstanding principal amount of the Class B Certificates as of the close of business on the last day of the preceding Monthly Period, then divided by 360. We agreed this amount to the product of Class B Floating Percentage and the amount on deposit in the Collection Account with respect to the Monthly Period.

          (c) Multiplied the number of days in the Interest Period by the Collateral Certificate Rate and by the outstanding principal amount of the Collateral Certificates as of the close of business on the last day of the preceding Monthly Period, then divided by
               360. We agreed this amount to the product of Collateral Floating Percentage and the amount on deposit in the Collection Account with respect to the Monthly Period.

          (d) We reviewed of the Collection Account statements with respect to the Monthly Periods noting there were no deposits of Principal Collections.

     12.  (b)  (i)  Calculated the amount as Class A Monthly Finance Charges and
                    Fees (B.8(a) above) less the Class A Monthly Interest Available Funds (B.11(a) above) less Class A Servicing Fee (B.6(a) above) less Class A Investor Default Amount (B.4(b) above).

               (ii) Calculated the amount as Class B Monthly Finance Charges and
                    Fees (B.8(a) above) less the Class B Monthly Interest Available Funds (B.11(a) above) less Class B Servicing Fee (B.6(a) above) less Class B Investor Default Amount (B.4(b) above).

               (iii)Multiplied the Finance Charges and Fees obtained from the system reports processed during the related Monthly Period by the Collateral Floating Percentage and the Floating Allocation Percentage.

          (c) As noted in B.7(a) above, there were no Required Amounts during the period.

          (d) As noted in B.5(a) above, there were no Investor Charge-offs during the period.

          (e) As noted in B.7(b) above, there were no Required Amounts during the period.

          (f) As noted in B.7(b) above, there were no Required Amounts during the period.

          (g) Excess Spread applied was calculated as zero as no reduction of the Class B Invested Amount was noted during the calculation described in B.7(e).

          (h) Compared the amounts on B.12(b)(iii) and B.11(c), noting that B.12(b)(iii) exceeds B.11(c). Agreed the amount to B.11(c).

          (i) Computed the difference between B.12(b)(iii) and B.11(c) and noted that it exceeded B.6(c). Agreed the amount to B.6(c).

          (j) Computed the difference between B.12(b)(iii) and the sum of B.11(c) and B.6(c) and noted that it exceeded B.4(d). Agreed the amount to B.4(d).

          (k) Excess Spread applied was calculated as zero as no reduction of the Collateral Invested Amount was noted during the calculation described in B.7(e).

          (l) Inquired of management as to the existence of a Reserve Account. Management indicated there was none.

     13. (a) Calculated that the Investor Finance Charge Collections did not result in a Finance Charge Shortfall for Series 2000-1 with respect of the Monthly Period.

          (b) Summed the Finance Charge Shortfall for all series in Group One with respect of the Monthly Period.

     14. (a) Calculated the Base Rate by summing the Class A, Class B, and Collateral Monthly Interest and the Monthly Servicing Fee and dividing the sum by the Invested Amount as of the last day of the preceding Monthly Period and multiplied by the result by the number of days in the Monthly Period and divided by 360.

     15. (a) Calculate the Portfolio Yield by summing the Floating Allocation of Finance Charge Receivables, the Principal Funding Investment Proceeds deposited into the Collection Account on the Distribution Date related to such Monthly Period, the amount of the Reserve Draw Amount, less the Investor Default Amount for the Distribution Date with respect to such Monthly Period, all divided by the Invested Amount as of the last day of the preceding Monthly Period and multiplied by the result by the number of days in the Monthly Period and divided by the number of days in the year.

          (b) Inquired of management as to any Transfer Date occurring during the period. Management indicated there was none.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the Monthly Certificateholders' Statements (as amended, if applicable) for Series 2000-1 of the National City Credit Card Master Trust. Accordingly we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the board of directors and managements of National City and The Bank of New York, and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record and its distribution is not limited.


/s/ Ernst & Young LLP

December 20, 2001